Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) dated as of August 28, 2012, is entered into by and among the Borrower (as defined below), such other entities which from time to time become parties hereto (collectively, including the Borrower, the “Debtors” and each individually a “Debtor”) and Comerica Bank (“Comerica”), as Administrative Agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Agent”). The addresses for the Debtors and the Agent, as of the date hereof, are set forth on the signature pages attached hereto.

R E C I T A L S:

A. Universal Truckload Services, Inc. (the “Borrower”) has entered into that certain Revolving Credit and Term Loan Agreement dated as of August 28, 2012 (as amended, supplemented, amended and restated or otherwise modified from time to time the “Credit Agreement”) with each of the financial institutions party thereto (collectively, including their respective successors and assigns, the “Lenders”) and the Agent pursuant to which the Lenders have agreed, subject to the satisfaction of certain terms and conditions, to extend or to continue to extend financial accommodations to the Borrower, as provided therein.

B. Pursuant to the Credit Agreement, the Lenders have required that each of the Debtors grant (or cause to be granted) certain Liens to the Agent, for the benefit of the Lenders, all to secure the obligations of the Borrower or any Debtor under the Credit Agreement or any related Loan Document (including any Guaranty).

C. The Debtors have directly and indirectly benefited and will directly and indirectly benefit from the transactions evidenced by and contemplated in the Credit Agreement and the other Loan Documents.

D. The Agent is acting as Agent for the Lenders pursuant to the terms and conditions Section 12 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.1 Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Credit Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Agent for the benefit of the Lenders pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.

“Collateral” has the meaning specified in Section 2.1 of this Agreement.

“Collateral Compliance Report” shall mean a report in the form attached hereto as Exhibit C.

“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, investment accounts or accounts evidenced by an instrument.

“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned by a Debtor or, if financed in whole or in part with the proceeds of Advances, hereafter acquired by a Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, trade fixtures, tractors, trailers, rolling stock, vessels, aircraft and Vehicles now owned or, if financed in whole or in part with the proceeds of Advances, hereafter acquired by such Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Equipment” shall mean the existing Equipment listed on attached Schedule 1.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (b) all of such Debtor’s contract rights, commercial tort claims, partnership interests, membership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (c) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (d) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (e) all tax refunds and tax refund claims of such Debtor; (f) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (g) all rights and claims of such Debtor under warranties and indemnities, (h) all health care receivables; and (i) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any Intercompany Notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.

“Insurance Proceeds” shall have the meaning set forth in Section 4.4 of this Agreement.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all goods and other Personal property of such Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, supplies and materials of such Debtor; (c) all wrapping, packaging, advertising and shipping materials of such Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by such Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any “investment property” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor (but excluding shares of stock and other Equity Interests in Credit Party Agents), and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the Domestic Subsidiaries of such Debtor which are Restricted Subsidiaries from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any Foreign Subsidiaries of such Debtor.

“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity which is a Foreign Subsidiary) acquired by any Debtor after the date hereof.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” are defined in Section 3.2 of this Agreement.

“Software” means all (i) computer programs and supporting information provided in connection with a transaction relating to the program, and (ii) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods, and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“UCC” means the Uniform Commercial Code as in effect in the State of Michigan; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

“Vehicles” means, to the extent constituting Equipment, all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

ARTICLE 2

Security Interest

Section 2.1 Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Indebtedness (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers and conveys to the Agent as collateral, and grants the Agent a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment;

(e)	all Inventory;

(f)	all Documents;

(g)	all Instruments;

(h)	all Deposit Accounts and any other cash collateral, deposit or investment accounts, including all cash collateral, deposit or investment accounts established or maintained pursuant to the terms of this Agreement or the other Loan Documents;

(i)	all Computer Records and Software relating to the foregoing Collateral, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(j)	all Investment Property (provided that as to the Equity Interests in Foreign Subsidiaries, the security interest shall attach only to a 65% interest therein); and

(k)	the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (j) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (k) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as may otherwise be permitted pursuant to the terms of the Credit Agreement);

provided, however, that “Collateral” shall not include the Excluded Equipment and shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, license, permit or authorization, by its terms or by law, prohibits the assignment of, or the granting of a Lien over the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted

Assets”), provided that (A) the Proceeds of any Restricted Asset shall be continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto). Concurrently with any such Restricted Asset being entered into or arising after the date hereof, the applicable Debtor shall be obligated to obtain any waiver or consent (in form and substance acceptable to the Agent) necessary to allow such Restricted Asset to constitute Collateral hereunder if the failure of such Debtor to have such Restricted Asset would have a Material Adverse Effect. In no event shall greater than a 65% interest in the Equity Interests of any Foreign Subsidiary which is not treated as a disregarded entity for United States tax purposes constitute part of the Collateral.

Section 2.2 Debtors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) the Debtors shall remain liable under the contracts, agreements, documents and instruments included in the Collateral to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent or any Lender of any of their respective rights or remedies hereunder shall not release the Debtors from any of their duties or obligations under the contracts, agreements, documents and instruments included in the Collateral, and (c) neither the Agent nor any of the Lenders shall have any indebtedness, liability or obligation (by assumption or otherwise) under any of the contracts, agreements, documents and instruments included in the Collateral by reason of this Agreement, and none of them shall be obligated to perform any of the obligations or duties of the Debtors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

ARTICLE 3

Representations and Warranties

To induce the Agent to enter into this Agreement and the Agent and the Lenders to enter into the Credit Agreement, each Debtor represents and warrants to the Agent and to each Lender as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 7.12 of this Agreement:

Section 3.1 Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any Lien or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no Lien on any Pledged Shares shall constitute a Permitted Lien.

Section 3.2 Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized and validly existing as a corporation (or other business organization) under the laws of its jurisdiction of organization; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2.

Section 3.3 Representations and Warranties Regarding Certain Types of Collateral.

(a)	Location of Inventory and Equipment. As of the date hereof, all Equipment (except trailers, rolling stock, vessels, aircraft and Vehicles) of each Debtor are located at the places specified on Schedule 3.3(a) attached hereto.

(b)	Account Information. As of the date hereof, all Deposit Accounts, cash collateral account or investment accounts of each Debtor (except for those Deposit Accounts located with the Agent) are located at the banks specified on Schedule 3.3(b) attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.

(c)	Documents. As of the date hereof, except as set forth on Schedule 3.3(c), none of the Equipment of such Debtor (other than trailers, rolling stock, vessels, aircraft and Vehicles) is evidenced by a Document (including, without limitation, a negotiable document of title).

Section 3.4 Pledged Shares Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)	Valid Title; No Liens; No Restrictions. Each Debtor, as to Pledged Shares owned by it, is the legal and beneficial owner of the Pledged Shares, free and clear of any Lien (other than the Liens created by this Agreement), and such Debtor has not sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares owned by it. None of the Pledged Shares are subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)	Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any Subsidiaries owned by such Debtor.

Section 3.5 Priority. No financing statement, security agreement or other Lien instrument covering all or any part of the Collateral is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Agent pursuant to this Agreement and the other Loan Documents and (ii) financing statements filed to perfect Permitted Liens (which shall not, in any event, grant a Lien over the Pledged Shares).

Section 3.6 Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.6 attached hereto, the security interest in favor of the Agent created herein will constitute a valid and perfected Lien upon and security interest in the Collateral which may be created and perfected under the UCC by filing financing statements.

ARTICLE 4

Covenants

Each Debtor covenants and agrees with the Agent, until termination of this Agreement in accordance with the provisions of Section 7.12 hereof, as follows:

Section 4.1 Covenants Regarding Certain Kinds of Collateral

(a) Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $200,000, the applicable Debtors shall promptly notify the Agent in writing thereof and forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Agent indicating that the Agent has a security interest in such Chattel Paper.

(b) Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, worth, in the aggregate, in excess of $200,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request and option of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c) Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $200,000, the applicable Debtors shall promptly notify the Agent thereof and, at the request of the Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Agent either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Agent of the proceeds of the letters of credit or (ii) for the Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Agent to perfect its first priority Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until a Default or Event of Default has occurred and is continuing whereupon the proceeds are to be delivered to the Agent and applied as set forth in the Credit Agreement.

(d) Commercial Tort Claims. If Debtors, now or at any time hereafter, collectively hold or acquire any commercial tort claims, which, the reasonably estimated value of which are in aggregate excess of $200,000, the applicable Debtors shall immediately notify the Agent in a writing signed by such Debtors of the particulars thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.

(e) Pledged Shares. Following the occurrence and during the continuance of an Event of Default, all certificates or instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Agent promptly upon Debtor gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Agent.

(f) Equipment Location. (i) Each Debtor shall keep the Equipment (other than Vehicles) which is in such Debtor’s possession or in the possession of any bailee or warehouseman at any of the locations specified on Schedule 3.3(a) attached hereto or as otherwise disclosed in writing to the Agent from time to time, subject to compliance with the other provisions of this Agreement, including subsection (ii) below.

(ii)	Maintenance. Each Debtor shall maintain the Equipment in such condition as may be specified by the terms of the Credit Agreement.

(g)	[Reserved].

(h)	Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Default or Event of Default has occurred and is continuing and except as otherwise provided in Section 6.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in its operations in each case in compliance with the terms of the Credit Agreement.

(i)	Vehicles; Aircraft and Vessels. Notwithstanding any other provision of this Agreement, no Debtor shall be required to make any filings as may be necessary to perfect the Agent’s Lien on its Vehicles (other than tractors and trailers), aircraft and vessels, unless (i) a Default or an Event of Default has occurred and is continuing, whereupon the Agent may require such filings be made or (ii) such Debtor, either singly, or together with the other Debtors, owns Vehicles (other than tractors and trailers), aircraft and vessels (other than Vehicles provided for use by such Debtor’s executive employees) which have a fair market value of at least $200,000, in aggregate amount, whereupon the applicable Debtors shall provide prompt notice to the Agent, and the Agent, at its option, may require the applicable Debtors to execute such agreements and make such filings as may be necessary to perfect the Agent’s Lien for the benefit of the Lenders and ensure the priority thereof on the applicable Vehicles, aircraft and vessels. In addition, with respect to tractors and trailers owned by the Borrower or any Debtor which was a Subsidiary of the Borrower prior to the Effective Date, such Debtors shall not be required to make filings as are necessary to perfect the Agent’s liens in such Vehicles until such time as the Agent provides to such Debtors written notice that the Agent requires such filings to be made (which notice may be given by the Agent at any time in the exercise of its sole discretion). If such notice is given, then the applicable Debtors shall make all such filings as are necessary to perfect the Agent’s Lien on their tractors and trailers within thirty (30) days (or such longer period as is agreed to by the Agent) after such notice is given.

(j)	[Reserved].

(k)	Deposit Accounts. Each Debtor agrees to promptly notify the Agent in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened after the date hereof (except with Agent), and such Debtor shall take such actions as may be necessary or deemed desirable by the Agent (including, subject to the provisions of the Credit Agreement, the execution and delivery of an account control agreement in form and substance satisfactory to the Agent) to grant the Agent a perfected, first priority Lien over each of the Deposit Accounts, cash collateral accounts or investment accounts disclosed on Schedule 3.3(b) and over each of the additional accounts disclosed pursuant to this Section 4.1(k).

Section 4.2 Encumbrances. Each Debtor shall not create, permit or suffer to exist, and shall defend the Collateral against any Lien (other than the Permitted Liens, provided that no Lien, other than the Lien created hereunder, shall exist over the Pledged Shares) or any restriction upon the pledge or other transfer thereof (other than as specifically permitted in the Credit Agreement), and shall defend such Debtor’s title to and other rights in the Collateral and the Agent’s pledge and collateral assignment of and security interest in the Collateral against the claims and demands of all Persons. Except to the extent permitted by the Credit Agreement or in connection with any release of Collateral under Section 7.13 hereof (but only to the extent of any Collateral so released), such Debtor shall do nothing to impair the rights of the Agent in the Collateral.

Section 4.3 Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, no Debtor shall enter into or consummate any transfer or other disposition of Collateral.

Section 4.4 Insurance. The Collateral pledged by such Debtor or the Debtors will be insured (to the extent such Collateral is insurable) with insurance coverage in such amounts and of such types as are required by the terms of the Credit Agreement. In the case of all such insurance policies, each such Debtor shall designate the Agent, as mortgagee or lender loss payee and such policies shall provide that any loss be payable to the Agent, as mortgagee or lender loss payee, as its interests may appear. Further, upon the request of the Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Agent; and each such Debtor assigns to the Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail thirty (30) days’ prior written notice to the Agent of such cancellation. Each Debtor further shall provide the Agent upon request with evidence reasonably satisfactory to the Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of a Default or an Event of Default, the Agent may, at its option, act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to insure the Collateral as required in this covenant, the Agent may, at its option, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds payable to such Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be governed by the following:

(a)	provided that no Default or Event of Default has occurred and is continuing hereunder, (i) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Two Hundred Fifty Thousand Dollars ($250,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first priority Lien in favor of the Agent and such repurchase of assets shall occur within 180 days of such Debtor receiving the Insurance Proceeds); and (ii) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Two Hundred Fifty Thousand Dollars ($250,000), such Insurance Proceeds shall be paid to and received by the Agent, for release to such Debtor for the replacement of the Collateral affected thereby or to the purchase of other assets to be used in such Debtor’s business (provided that such assets shall be subjected to a first priority Lien in favor of the Agent); or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Agent in its reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (ii), that the Agent may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

(b)	if a Default or Event of Default has occurred or is continuing and is not waived as provided in the Credit Agreement, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Agent, to be applied by the Agent against the Indebtedness in the manner specified in the Credit Agreement and/or to be held by the Agent as cash collateral for the Indebtedness, as the Agent may direct in its sole discretion.

Section 4.5 Corporate Changes; Books and Records; Inspection Rights. (a) Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Agent and (c) the Debtors shall permit the Agent, the Lenders, and their respective agents and representatives to conduct inspections, discussion and audits of the Collateral in accordance with the terms of the Credit Agreement.

Section 4.6 Notification of Lien; Continuing Disclosure. (a) Each Debtor shall promptly notify the Agent in writing of any Lien, encumbrance or claim (other than a Permitted Lien, to the extent not otherwise subject to any notice requirements under the Credit Agreement) that has attached to or been made or asserted against any of the Collateral upon becoming aware of the existence of such Lien, encumbrance or claim; and (b) concurrently with delivery of the Covenant Compliance Report for each fiscal year, Debtors shall execute and deliver to the Agent a Collateral Compliance Report in the form attached hereto as Exhibit C.

Section 4.7 Covenants Regarding Pledged Shares

(a)	Voting Rights and Distributions.

(i)	So long as no Default or Event of Default shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)	Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Agent which would violate any provision of this Agreement or the Credit Agreement; and

(B)	Except as otherwise provided by the Credit Agreement, such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect to any of the Pledged Shares.

(ii)	Upon the occurrence and during the continuance of a Default or an Event of Default:

(A)	The Agent may, without notice to such Debtor, transfer or register in the name of the Agent or any of its nominees, for the equal and ratable benefit of the Lenders, any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Agent hereunder, and the Agent or its nominee may thereafter, after delivery of notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Agent of any right, privilege or option pertaining to any of the Pledged Shares, and in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine, all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Agent shall not be responsible for any failure to do so or delay in so doing.

(B)	All rights of such Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.7(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.7(a)(i)(B) shall be suspended until such Default or Event of Default shall no longer exist, and all such rights shall, until such Default or Event of Default shall no longer exist, thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive, hold and dispose of as Pledged Shares such dividends, interest and other distributions.

(C)	All dividends, interest and other distributions which are received by such Debtor contrary to the provisions of this Section 4.7(a)(ii) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)	Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Agent all such proxies and other instruments as the Agent may reasonably request for the purpose of enabling the Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.7(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.7(a)(ii). The foregoing shall not in any way limit the Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b) Possession; Reasonable Care. Following the occurrence and during the continuance of an Event of Default, the Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Agent, of any or all of the Collateral held by it (if any). The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, except, subject to the terms hereof, upon the written instructions of the Lenders. Following the occurrence and continuance of an Event of Default, the Agent shall be entitled to take ownership of the Collateral in accordance with the UCC.

Section 4.8 New Subsidiaries; Additional Collateral

(a)	With respect to each Person which becomes a Significant Subsidiary of a Debtor subsequent to the date hereof, execute and deliver such joinders or security agreements or other pledge documents as are required by the Credit Agreement, within the time periods set forth therein.

(b)

Each Debtor agrees that, (i) except with the written consent of the Agent, it will not permit any Domestic Subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other Subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Agent, be automatically encumbered by this Agreement as Pledged Shares) and (ii) it will promptly following the issuance thereof deliver to the Agent (A) an amendment, duly executed by such Debtor, in substantially the form of Exhibit A hereto in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to Debtor or (B) if reasonably required by the Lenders, a new stock pledge, duly executed by the applicable Debtor, in substantially the form of this Agreement (a “New Pledge”), in respect of such shares of stock, membership interests, partnership units, notes or instruments issued to any Debtor granting to the Agent, for the benefit of the Lenders, a first priority security interest, pledge and Lien thereon, together, if an Event of Default shall have occurred and be continuing, in each case with all certificates, notes or other instruments representing or evidencing the same, together with such other documentation as the Agent may reasonably request. Such Debtor hereby (x) authorizes the Agent to attach each such amendment to this Agreement, (y) agrees that all such shares of stock, membership interests, partnership units, notes or instruments listed in any such amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (z) is deemed to have made, upon the delivery of each such amendment, the representations and warranties contained in Section 3.4 of this Agreement with respect to the Collateral covered thereby.

Section 4.9 Further Assurances (a) At any time and from time to time, upon the request of the Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Agent’s security interest in and pledge and collateral assignment of the Collateral (including, if and when required by this Agreement, causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition of the Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the other Loan Documents, (ii) carry out the provisions and purposes of this Agreement and (iii) to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of the Credit Agreement relating to disposition of assets and except for Permitted Liens (except for Pledged Shares, over which the only Lien shall be that Lien established under this Agreement), each Debtor agrees to maintain and preserve the Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof. The foregoing shall be subject, however, to the limitation of Section 4.1(e) as to when the actions described therein may be requested by Agent.

(b) Each Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the

UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish any such information required by the preceding paragraph to the Agent promptly upon request.

ARTICLE 5

Rights of the Agent

Section 5.1 Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Agent at any time and from time to time deems necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)	to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, Liens (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)

(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; and (xi) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien given to secure the Collateral.

Section 5.2 Setoff. In addition to and not in limitation of any rights of any Lenders under applicable law, the Agent and each Lender shall, upon the occurrence and continuance of an Event of Default, without notice or demand of any kind, have the right to appropriate and apply to the payment of the Indebtedness owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of Debtors then or thereafter on deposit with such Lenders; provided, however, that any such amount so applied by any Lender on any of the Indebtedness owing to it shall be subject to the provisions of the Credit Agreement.

Section 5.3 Assignment by the Agent. The Agent may at any time assign or otherwise transfer all or any portion of its rights and obligations as Agent under this Agreement and the other Loan Documents (including, without limitation, the Indebtedness) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement and such Person shall thereupon become vested with all the benefits and obligations thereof granted to the Agent herein or otherwise.

Section 5.4 Performance by the Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Agent, promptly pay any reasonable amount expended by the Agent in connection with such performance or attempted performance to the Agent, together with interest thereon at the interest rate set forth in the Credit Agreement, from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.

Section 5.5 Certain Costs and Expenses. The Debtors shall pay or reimburse the Agent within five (5) Business Days after demand for all reasonable costs and expenses (including reasonable attorney’s and paralegal fees calculated on a time and charges basis) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of any of the Indebtedness (including in connection with any “workout” or restructuring regarding the Indebtedness, and including in any insolvency proceeding or appellate proceeding). The agreements in this Section 5.5 shall survive the payment in full of the Indebtedness. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Lenders shall be governed by the terms and conditions of the applicable Credit Agreement.

Section 5.6 Indemnification. The Debtors shall indemnify, defend and hold the Agent, and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegals’ fees calculated on a time and charges basis) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Indebtedness and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement or any other Loan Document or any document relating to or arising out of or referred to in this Agreement or any other Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement or the Indebtedness or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 5.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 5.6 shall survive payment of all other Indebtedness.

ARTICLE 6

Default

Section 6.1 Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Agent shall have the following rights and remedies subject to the direction and/or consent of the Lenders as required under the Credit Agreement:

(a)	The Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 5 hereof), in the Credit Agreement, or in any other Loan Document, or by applicable law.

(b)

In addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Agreement or by applicable law, the Agent shall have all of the rights and remedies of a secured party under the UCC (whether or not the

UCC applies to the affected Collateral) and the Agent may also, without previous demand or notice except as specified below or in the Credit Agreement, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Agent may (i) without demand or notice to the Debtors (except as required under the Credit Agreement or applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Agent (and/or its Agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Agent and, subject to the terms of the Credit Agreement, each of the Lenders shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof. The Agent may require the Debtors to assemble the Collateral and make it available to the Agent at any place designated by the Agent to allow the Agent to take possession or dispose of such Collateral. The Debtors agree that the Agent shall not be obligated to give more than five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses (calculated on a time and charges basis) and other costs and expenses incurred by the Agent in connection with the collection of the Indebtedness and the enforcement of the Agent’s rights under this Agreement and the Credit Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (ii) and applicable law) applied to the Indebtedness are insufficient to pay the Indebtedness in full. The Agent shall apply the proceeds from the sale of the Collateral hereunder against the Indebtedness in such order and manner as provided in the Credit Agreement.

(c)	The Agent may cause any or all of the Collateral held by it to be transferred into the name of the Agent or the name or names of the Agent’s nominee or nominees.

(d)	The Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)	On any sale of the Collateral, the Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)	The Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Agent or as the Agent shall direct.

Section 6.2 Private Sales.

(a)	In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Agent’s acceptance of the highest offer (including its own offer, or the offer of any of the Lenders at any such sale) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)	The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 6.3 Establishment of Cash Collateral Account; and Lock Box.

(a)	Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, upon the termination of any commitments to extend credit under the Credit Agreement, the acceleration of any Indebtedness arising under the Credit Agreement and/or the exercise of any other remedy in each case by the requisite Lenders under Section 9.2 of the Credit Agreement, there shall be established by each Debtor with the Agent, for the benefit of the Lenders in the name of the Agent, a segregated non-interest bearing cash collateral account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent and the Lenders; provided, however, that the Cash Collateral Account may be an interest-bearing account with a commercial bank (including Comerica or any other Lender which is a commercial bank) if determined by the Agent, in its reasonable discretion, to be practicable, invested by the Agent in its sole discretion, but without any liability for losses or the failure to achieve any particular rate of return. Furthermore, in connection with the establishment of a Cash Collateral Account under the first sentence of this Section 6.3 (and on the terms and within the time periods provided thereunder), (i) each Debtor agrees to establish and maintain (and the Agent, acting at the request of the Lenders, may establish and maintain) at Debtor’s sole expense a United States Post Office lock box (the “Lock Box”), to which the Agent shall have exclusive access and control. Each Debtor expressly authorizes the Agent, from time to time, to remove the contents from the Lock Box for disposition in accordance with this Agreement; and (ii) each Debtor shall notify all account debtors that all payments made to Debtor (a) other than by electronic funds transfer, shall be remitted, for the credit of Debtor, to the Lock Box, and Debtor shall include a like statement on all invoices, and (b) by electronic funds transfer, shall be remitted to the Cash Collateral Account, and Debtor shall include a like statement on all invoices. Each Debtor agrees to execute all documents and authorizations as reasonably required by the Agent to establish and maintain the Lock Box and the Cash Collateral Account. It is acknowledged by the parties hereto that any lockbox presently maintained or subsequently established by a Debtor with the Agent may be used, subject to the terms hereof, to satisfy the requirements set forth in the first sentence of this Section 6.3.

(b)	Notwithstanding anything to the contrary in this Agreement, in the case of any Event of Default under Section 9.1(i) of the Credit Agreement, immediately following the occurrence thereof, and in the case of any other Event of Default, upon the termination of any commitments to extend credit under the Credit Agreement, the acceleration of any Indebtedness arising under the Credit Agreement and/or the exercise of any other remedy in each case by the requisite Lenders under Section 9.2 of the Credit Agreement, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts or Inventory, shall forthwith upon receipt be transmitted and delivered to the Agent, properly endorsed, where required, so that such items may be collected by the Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Agent until delivery is made to the Agent. All items or amounts which are remitted to a Lock Box or otherwise delivered by or for the benefit of a Debtor to the Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Agent’s option, be applied to any of the Indebtedness, whether then due or not, in the order and manner set forth in the Credit Agreement. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Agent a first security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction.

Section 6.4 Default Under Credit Agreement. Subject to any applicable notice and cure provisions contained in the Credit Agreement, the occurrence of any Event of Default (as defined in the Credit Agreement), including without limit a breach of any of the provisions of this Agreement, shall be deemed to be an Event of Default under this Agreement. This Section 6.4 shall not limit the Events of Default set forth in the Credit Agreement.

ARTICLE 7

Miscellaneous

Section 7.1 No Waiver; Cumulative Remedies. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

Section 7.2 Successors and Assigns. Subject to the terms and conditions of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Agent (excluding assignments between Debtors resulting from mergers, consolidations or other reorganizations permitted under the terms of the Credit Agreement).

Section 7.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE CREDIT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

Section 7.4 Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number specified for notices on signature pages hereto; or, as directed to the Debtors or the Agent, to such other address or number as shall be designated by such party in a written notice to the other. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next business day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Agent shall not be effective until actually received by the Agent.

Section 7.5 GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MICHIGAN.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MICHIGAN OR OF THE UNITED STATES FOR THE EASTERN DISTRICT OF MICHIGAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE DEBTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE DEBTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY LOAN DOCUMENT.

Section 7.6 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 7.7 Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

Section 7.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 7.9 Waiver of Bond. In the event the Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

Section 7.10 Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 Construction. Each Debtor and the Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Agent.

Section 7.12 Termination; Reinstatement. If all of the Indebtedness (other than contingent liabilities pursuant to any indemnity, including without limitation Section 5.5 and Section 5.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash) and all commitments to extend credit or other credit accommodations under the Credit Agreement have been terminated, the Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Lenders, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Agent or the Lenders, and whether or not the Agent or any Lender relied upon such payment or credit or changed its position as a consequence thereof.

Section 7.13 Release of Collateral. The Agent shall, upon the written request of the Debtors, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral: (a) if the sale or other disposition of such Collateral is permitted under the terms of the Credit Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Default or Event of Default has occurred and is continuing, (b) if the sale or other disposition of such Collateral is not permitted under the terms of the Credit Agreement, provided that the requisite Lenders under such Credit Agreement shall have consented to such sale or disposition in accordance with the terms thereof, or (c) if such release has been approved by the requisite Lenders in accordance with Section 12.11 of the Credit Agreement.

Section 7.14 WAIVER OF JURY TRIAL. EACH DEBTOR AND THE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER SUCH PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH DEBTOR AND THE AGENT AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.15 Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement or the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of the Credit Agreement, such provision of the Credit Agreement shall govern.

Section 7.16 Continuing Lien. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and the Agent’s security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness is repaid and discharged in full (other than contingent liabilities pursuant to any indemnity for claims which have not been asserted or which have not yet accrued), and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remain outstanding.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTORS:

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:	/s/ Donald Cochran
Name:	Donald Cochran
Title:	President

GREAT AMERICAN LINES, INC.

By:	/s/ David Powell
Name:	David Powell
Title:	Executive Vice President

LOUISIANA TRANSPORTATION, INC.

By:	/s/ Michael Whitaker
Name:	Michael Whitaker
Title:	President

THE MASON AND DIXON LINES, INCORPORATED

By:	/s/ Mike Silverwood
Name:	Mike Silverwood
Title:	President

(Signature Page to Security Agreement (1203268))

MASON DIXON INTERMODAL, INC.

By:	/s/ Timothy Phillips
Name:	Timothy Phillips
Title:	President

UNIVERSAL AM-CAN, LTD.

By:	/s/ Mark Limback
Name:	Mark Limback
Title:	President

UNIVERSAL LOGISTICS SOLUTIONS INTERNATIONAL, INC.

By:	/s/ David Kratt
Name:	David Kratt
Title:	President

UNIVERSAL LOGISTICS, INC.

By:	/s/ Ed Brown
Name:	Ed Brown
Title:	President

UTS LEASING, INC.

By:	/s/ Thomas Welsman
Name:	Thomas Welsman
Title:	President

(Signature Page to Security Agreement (1203268))

UTS REALTY, LLC

By:	/s/ Joseph Rubino
Name:	Joseph Rubino
Title:	Manager

UTSI FINANCE, INC.

By:	/s/ Donald Cochran
Name:	Donald Cochran
Title:	President

UPTON MERGER SUB II, LLC

By:	/s/ Donald Cochran
Name:	Donald Cochran
Title:	President

CAVALRY LOGISTICS, LLC

By:	/s/ Robert King
Name:	Robert King
Title:	Member

(Signature Page to Security Agreement (1203268))

CAVALRY TRANSPORTATION, LLC

By:	/s/ Robert King
Name:	Robert King
Title:	Member

Address for Notices:
Mr. Robert Sigler - EVP
Universal Truckload Services, Inc.
12755 East Nine Mile
Warren, MI 48089
Office: 586-920-0224
Fax: 586-920-0258 rsigler@gousti.com

AGENT:

COMERICA BANK, as Agent

By:	/s/ William J. Scarborough
Name:	William J. Scarborough
Title	Vice President

Address for Notices:
411 W. Lafayette, 7th Floor
Detroit, Michigan 48226
Telephone No.:	586-445-0188
Attention: William J. Scarborough

(Signature Page to Security Agreement (1203268))

EXHIBIT A

TO

SECURITY AGREEMENT

FORM OF AMENDMENT

This Amendment, dated                     , 20    , is delivered pursuant to Section 4.8[(b)/(c)] of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Security Agreement dated as of August     , 2012, between the undersigned and Comerica Bank, as the Agent for the benefit of the Lenders referred to therein (the “Security Agreement”), and (a) [that the intellectual property listed on Schedule A]/[that the shares of stock, membership interests, partnership units, notes or other instruments listed on Schedule A] annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement and (b) that Schedule A shall be deemed to amend [Schedule 1.2/Schedule 1.1] by supplementing the information provided on such Schedule with the information set forth on Schedule A.

Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

UNIVERSAL TRUCKLOAD SERVICES, INC.

By:
Name:
Title

COMERICA BANK, as Agent

By:
Name:
Title

EXHIBIT B

JOINDER AGREEMENT

(Security Agreement)

THIS JOINDER AGREEMENT (the “Joinder Agreement”) is dated as of                     ,      by                             , a                      (“New Debtor”).

WHEREAS, pursuant to Section 7.13 of that certain Revolving Credit and Term Loan Agreement dated as of August     , 2012 (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Universal Truckload Services, Inc. (the “Borrower”), the financial institutions signatory thereto from time to time (the “Lenders”) and Comerica Bank, as Agent for the Lenders (in such capacity, “Agent”), the New Debtor is required to execute and deliver a joinder agreement to the Security Agreement.

WHEREAS, in order to comply with the Credit Agreement, New Debtor executes and delivers this Joinder Agreement in accordance therewith.

NOW THEREFORE, as a further inducement to Lenders to continue to provide credit accommodations to the Borrower, New Debtor hereby covenants and agrees as follows:

A. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

B. New Debtor hereby enters into this Joinder Agreement in order to comply with Section 7.13 of the Credit Agreement and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement and the other Loan Documents.

C. Schedule [insert appropriate Schedule] attached to this Joinder Agreement is intended to supplement Schedule [insert appropriate Schedule] of the Security Agreement with the respective information applicable to New Debtor.

D. New Debtor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Security Agreement and the other Loan Documents, a Debtor under the Security Agreement as fully as though New Debtor had executed and delivered the Security Agreement at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Security Agreement, all in accordance with the terms thereof and shall be deemed to have made each representation and warranty set forth in the Security Agreement.

E. No Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

F. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Debtor and its successors and assigns.

IN WITNESS WHEREOF, the undersigned New Debtor has executed and delivered this Joinder Agreement as of                     ,     .

[NEW DEBTOR]

By:

Its:

Accepted:

COMERICA BANK, as Agent

By:

Its:

EXHIBIT C

FORM OF COLLATERAL COMPLIANCE CERTIFICATE

To:	Comerica Bank as Agent (the “Agent”) and the Lenders

Re:	Security Agreement dated as of August , 2012 by and among Universal Truckload Services, Inc. and each of its Affiliates (each a “Debtor” and collectively, the “Debtors”) and Agent, (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”; capitalized terms not otherwise defined herein shall have the meanings set forth in the Security Agreement).

Reference is made to Section 4.6 of the Security Agreement. The undersigned hereby represents and warrants to Agent and the Lenders, in consideration of the loans extended to Borrower, as follows:

1. Locations. No Debtor has any leased or owned location which has not been previously disclosed in writing to Agent, or is not set forth on Schedule 1 attached hereto, which sets forth the information required by Section 3.3(a)(ii) and Section 3.3(a)(iii) of the Security Agreement, as applicable, for all previously undisclosed locations.

2. Deposit Accounts. No Debtor has any Deposit Accounts, cash collateral accounts or investment accounts (other than with Agent or a Lender) which have not been previously disclosed in writing to Agent, or are not set forth on Schedule 2 attached hereto, which sets forth the information required by Section 3.3(b) of the Security Agreement as to each previously undisclosed account.

3. Pledged Shares. None of the Debtors, singly or collectively, hold any Pledged Shares which have not been previously disclosed to Agent in writing except as set forth on Schedule 4 attached hereto, which sets forth the information required by Section 3.4(c) of the Security Agreement for such previously undisclosed Pledged Shares.

4. Vehicles, Aircraft and Vessels. None of the Debtors, singly or collectively, own Vehicles (which comprise part of the Collateral), aircraft or vessels with a fair market value in excess of $         (other than Vehicles provided for use by Debtors’ executive employees) which have not been previously disclosed in writing to Agent, except as set forth on Schedule 4 attached hereto.

IN WITNESS WHEREOF, the undersigned have executed this Collateral Compliance Report, as of this      day of                     ,     .

[DEBTORS]

By:

Its: